Exhibit 10.2
                                                     ------------

     [Omitted information is marked by an * and included in a schedule at the end of this documents]



                      EMPLOYMENT AGREEMENT


     THIS  EMPLOYMENT AGREEMENT (this "Agreement")  is  made  and
entered  into  as of the     day of     *                 by and
                         ---        -------------, -----,
between,        *      ,  a                (the  "Company"), and
        ---------------      -------------
       *       ("Employee").
---------------


                          WITNESSETH:

     WHEREAS, the Company desires to employ Employee on the terms and conditions set forth in this Agreement, and Employee desires to be so employed by the Company on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises, the respective covenants and commitments of the parties hereto as set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment and Term. The Company agrees to employ Employee and Employee agrees to accept such employment, on the terms and conditions set forth herein, for an initial period commencing on the date hereof and ending on the [3] anniversary of the date hereof (the "Initial Term"). This Agreement shall be automatically renewed for successive one year periods (each, a "Renewal Term") subsequent to the expiration of the Initial Term; provided, however, that either party may terminate this Agreement upon the expiration of the Initial Term or a Renewal Term by giving the other written notice of such termination not less than 60 days prior to the expiration of such Initial Term or Renewal Term. Notwithstanding the foregoing, this Agreement may be terminated by the Company "for cause" at any time immediately upon notice to Employee. As used herein, the term "for cause" shall mean; (i) the failure of Employee to diligently or effectively perform his duties to the Company after written notice of such failure and Employee's failure or refusal to correct his performance to the Company's satisfaction within ten
(10) days after receipt of such notice; (ii) the engaging by Employee in conduct which is injurious to the Company; (iii) the conviction of Employee of a felony or other crime of moral turpitude; or (iv) the engagement by Employee in misconduct or dishonest conduct of a material nature the impugns the Employee's reputation in the community or impairs the performance by Employee of his duties to the Company.

     2.   Duties.

          (a) Employee shall assume and perform to the best of his ability such reasonable responsibilities as shall be assigned to him from time to time by the Board of Managing Directors of the Company, but consistent with his title and position with the Company.


          (b)  Employee's primary occupation shall be to act as
         *     of the Company.  Employee shall devote
     substantially all of his business and professional time, effort, and attention to the business and affairs of the Company to perform his duties hereunder.

     3. Compensation. For the full, prompt, and faithful performance of all of the duties and services to be performed by Employee hereunder, including services as an officer and director of the Company or a subsidiary: the Company shall pay Employee
base salary ("Base Salary") at a rate of $         *
per annum.

     4. Expenses. Employee shall be entitled to reimbursement for his ordinary and necessary business expenses incurred in the performance of his duties under this Agreement if supported by reasonable documentation as required by the Company in accordance with its usual practices.

     5. Benefits: Vacation. During the term of this Agreement, Employee shall be entitled to such benefits as the Company may, from time to time, make available to its employees generally (including health, life and disability insurance), and such other benefits as may be agreed upon from time to time by the Company and Employee. Without limiting the generality of the foregoing, Employee shall be entitled to the benefits afforded by all benefit plans of the Company in which Employee qualifies for participation. Employee shall be entitled to vacation annually in accordance with the policies of the Company established from time to time.

     6.   Certain Restrictions.

          (a) The Employee covenants and agrees that the Employee will not at any time during Employee's employment or thereafter, in any fashion, form or manner, either directly or indirectly, except to the extent necessary to carry out the Employee's responsibilities for the benefit of the Company, use or divulge, disclose or communicate to any person, firm, partnership, corporation or enterprise, in any manner whatsoever, any information of any kind, nature or description concerning any matters affecting or relating to the business of the Company, including without limitation,
     (i) research conducted by the Company in connection with product development, manufacturing processes, product designs or otherwise, (ii) the manufacturing methods or processes used or under development by the Company for its products, (iii) the nature or properties of the materials used by the Company in its products, or products under development, and supply sources of such materials, (iv) the names of any of the Company's customers and the prices it obtains or has obtained or for which it sells or has sold its products or services, (v) contract relationships between the Company and its customers and suppliers, (vi) confidential business and financial data of the Company,
     (vii) information pertaining to the Company's employees (including, without limitation, information concerning compensation and benefit programs), (viii) information regarding the Company's costs, (ix) information about the Company's products and anticipated new products, (x) forecasts, plans, objectives, investments opportunities, and long term business strategies and plans of the Company, and
     (xi) any other information of, about or concerning the business of the Company, its manner of operations, its plans, processes or other data of any kind, nature or description. The Employee and Company agree that the foregoing information is important material and confidential and substantially affects the successful conduct of the business of the Company, and its goodwill, regardless whether any or all of the foregoing matters would be deemed to be "trade secrets" as defined by law. The Employee may have occasion to learn other information as a consequence of or through the Employee's employment with the Company, such as information from or about suppliers, customers, competitors and others. This information generally is obtained by the Company by studying competitive products, by requesting information from such other companies, by doing various studies and the like. Such information in some cases may not be proprietary to the Company but nevertheless the Company learns such information in the course of its business, keeps such information secret (because it is costly and useful information), and legitimately uses such information in connection with its business. The Employee agrees the Employee will not use or disclose, or permit such information to be disclosed or used except in furtherance of the Employee's duties for the Company and agrees not to use or disclose such information in violation of any obligations or duties which the Employee or the Company has to any third party. The parties agree that any breach of the terms of this Section 6 (a) is a material breach of this Agreement. The Company considers, and the Employee agrees that all such information is the Company's sole and exclusive property, and the Employee agrees, to promptly deliver all such information in tangible form as well as all other correspondence, memoranda, notes, records, reports, plans, customer lists and all other papers (and copies thereof) and all electronically stored or computerized data to the Company either upon the Company's request or upon any termination of this Agreement. The Company agrees to provide the Employee with access to and the right to use in the performance of the Employee's duties to the Company confidential, proprietary and other business information and trade secrets described above in this Section 6 in consideration of the covenants of the Employee of non-disclosure and non-competition set forth in this Section 6.

          (b) All "Inventions" made or conceived by the Employee, solely or with others, while employed by the Company, either during or after working hours, or within a period of one (1) year after termination of the Employee's employment, which are useful in or related to the business of the Company or which have been made or conceived, wholly or partially, with the use of the Company's time, materials or facilities, shall belong exclusively to the Company. The Employee agrees that the Employee shall have no claim for additional compensation for such Inventions. The Employee agrees promptly to disclose in accordance with the Company procedures any such Invention promptly and fully by a written report, setting forth in detail the structures, procedures and methodology employed and the results achieved. In addition, full reports and records shall be kept in accordance with Company practices, during and on completion of any study or research project undertaken on the Company's behalf, whether or not in the Employee's opinion a given study or project has resulted in an Invention. For purposes hereof the term "Invention" means any discovery, concept, idea, whether patentable or not, relating to any present or prospective activities of the Company, including but not limited to, devices, processes, methods, formulae, techniques, and any improvements to any of the foregoing. The Employee hereby assigns and agrees to assign to the Company all of the Employee's rights to such Inventions and to all proprietary rights therein, based thereon or related thereto, including but not limited to, applications for the United States and foreign letters patent and resulting letters patent. At the request of the Company, either before or after termination of the Employee's employment, the Employee shall assist the Company in acquiring and maintaining patent protection upon and confirming its title to such Inventions. The Employee's assistance shall include the signing of applications for patent assignments and other papers, and taking any other steps considered desirable by the Company.

          (c) Ancillary to, and in order to further assure that the Employee will not violate the Employee's covenants of non-disclosure of confidential, proprietary and other business information of the Company set forth in Section 6
     (a) hereof or the Employee's obligations respecting Inventions under Section (b) hereof, and ancillary to the rest of this Agreement and in consideration of each of the foregoing, the Employee covenants and agrees that he will not, at any time during the Employment Term or for a two (2) year period after termination of the Employee's employment for any reason, (i) employ, associate in any business relationship with, endeavor to entice away from the Company or its subsidiaries, or otherwise interfere with, any person who was an employee of or consultant to the Company, or any of its subsidiaries, during the twelve (12) month period preceding such termination, or (ii) be employed by, associated with or have any interest in, directly or indirectly (whether as principal, director, officer, employee, consultant, partner, stockholder, trustee, manager or otherwise), any person or entity which produces, markets
     sells or distributes              *           , or other
     types of products developed, marketed, and/or sold by the Company or its subsidiaries at the time of termination of Employee's employment, in the Company's Geographic Market Area (as defined herein). The term "Geographic Market Area" shall mean any geographical area in which the Company or its subsidiaries engages in business or in which any of them, prior to termination of Employee's employment, evidenced in writing its intention to engage in business.
     Notwithstanding the foregoing, Employee shall not be prohibited from (i) owning and acting as an employee, or
     (ii) owning a de minimis amount of the outstanding equity
                               -5-
     securities of any entity whose equity securities are listed on a national securities exchange or publicly traded in any over-the-counter market.

          (d) The Employee agrees to provide to any future employer a copy of the covenants contained in this Section 6 and agrees that the Company may do so as well.

          (e) During the term of the Employee's employment, the Employee shall not do any act that is prohibited following termination of the Employee's employment under Section 6.

          (f) Both the Company's rights and the Employee's duties under this Section 6 shall survive any termination of this Agreement. If the Employee violates any covenant contained in Section 6 of this Agreement, the Company shall not, as a result of the time involved obtaining relief, be deprived of the benefit of the full period of any such covenant. Accordingly, the covenants of the Employee contained in Section 6 shall be deemed to have the durations specified therein, which periods shall commence upon the later of (i) the termination of the Employee's employment with the Company and (ii) the later to occur of (A) the date of entry of a final judgment enforcing the covenants of the Employee under Section 6, as the case may be or (B) the date on which the Employee permanently ceases such violation.

          (g) The Employee recognizes that the remedy of damages for breach or threatened breach of the provisions of this
     Section 6 would be inadequate and that the harm occasioned by such breach would be irreparable, and accordingly, the Employee expressly agrees that in the event of a breach or threatened breach by the Employee of any of the provisions of this Section 6, the Company will be entitled to an injunction, without the requirement of posting bond, restraining the Employee from violating the terms hereof, or from rendering services to any person, firm, corporation, association, or other entity to whom any confidential information concerning or relating to the business of the Company has been disclosed or may be threatened to be disclosed, or for whom the Employee is working or rendering services, or threatens to work or render services in violation of the terms hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach of this Section 6, including recovery of damages from the Employee. The Employee's allegation of or the existence of any claim against the Company, under this Agreement or otherwise, will not constitute a defense to the Company's enforcement of this Section.

     (i)

          (1) The parties recognize and agree that it may be difficult if not impossible for the Company to prove the existence of a breach of the Employee's covenants of confidentially and non-disclosure under Section 6 (a) of this Agreement. The parties further recognize and agree that the non-competition covenants contained in Section 6
     (c) are necessary to support the legitimate business interests of the Company in preserving the confidentiality and secrecy of and control over such confidential information and its business goodwill and are ancillary to, supportive of, and a part of this Agreement, are ancillary to the Company's undertaking to facilitate the Employee's ownership interest in the Company, and are necessary as a means of ensuring compliance by the Employee with such confidentiality covenants.

          (2) The existence of any claim or cause of action of the Employee against the Company or any officer, director or shareholder of the Company, that is predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of the Employee contained in this Section 6. In addition, the provisions of this Section 6 shall continue to be binding upon the Employee in accordance with their terms, notwithstanding the termination of the Employee's employment with the Company for any reason.

          (3) The parties acknowledge and agree that the time, scope, territory and other provisions of this Section 6 are reasonable under the circumstances. The partied further agree that if at any time despite the express agreement of the parties hereto, it is held through enforcement proceedings that any portion of Section 6 is unenforceable by reason of its being too extensive in any respect, then it shall be interpreted and reformed to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable.

     7. Notices. Any notices provided for in this Agreement shall be in writing and shall be deemed effectively given if mailed, when sent by certified mail, postage prepaid, return receipt requested, addressed to the party for whom intended at, in the case of Employee, his address given on the signature page hereto or, in the case of the Company, Joe B. Park Attn: Board of Directors, or to such other address as either party may hereafter designate for himself or itself by notice given to the other party in the manner herein provided, or when actually received by the party for whom intended, if sent by any other means.

     8. Entire Agreement: Amendment: Waivers. This Agreement constitutes the entire agreement and understanding between Employee and the Company with respect to the subject matter hereof and supersedes any prior employment agreement between Employee and the Company and/or any of its subsidiaries or affiliates. This Agreement shall not be modified or amended except by an instrument in writing signed by the parties hereto. No provision of this Agreement shall be waived, altered or amended except in writing signed by the party against whom such waiver, alteration or amendment is asserted. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given.

     9. Binding Effect: Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and Employee's heirs and legal representative and the Company's successors and assigns.

     10. Uniqueness of Services. Employee acknowledges that the services to be rendered by him pursuant to this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services, and that by reason thereof employee agrees and consents that if he violates any of the provisions of this Agreement, including without limitation Section 8 hereof, the Company, in addition to any other rights and remedies available under this Agreement or otherwise, shall be entitled to an injunction to be issued by any court of applicable jurisdiction restricting Employee from committing or continuing any violation of this Agreement.

     11. Partial Invalidity. The invalidity or unenforceability as a result of or by statute, court decision or otherwise, of any term or condition of this Agreement shall not affect the validity or enforceability of any other term or condition hereof. If any provision of Section 6 hereof is held to be unenforceable because of the scope or duration of any such provision, the parties agree that any court making such determination shall have the power to reduce the scope or duration of such provision and said provision shall be enforceable in such reduced form.

     12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas without giving effect to any conflict law provisions thereof.

     13. Captions. The caption headings in this Agreement are for convenience of reference only and are not intended and shall not be construed as having any substantive effect.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                 *
                                --------------------------------
                                [Employee]

                                Address:
                                        ------------------------
                                        ------------------------



                                [COMPANY]


                                                 *
                                --------------------------------
                                [Employee]


                                By:
                                   -----------------------------

                                Its:
                                    ----------------------------

Schedule of Information Omitted From Employment Contracts


Employee:                     Thomas R. Baker
Employer:                     Park Pharmacy Corporation
Date of Agreement:            8-6-00
Term:                         (a)
Position:                     President
Annual Base Salary            (a)
Scope of Non-Competition:     (b)
Other Terms                   N/A


Employee:                     James W. Moncrief
Employer:                     Park Pharmacy Corporation
Date of Agreement:            3-31-00
Term:                         5 years
Position:                     Executive Vice President
Annual Base Salary            $125,000
Scope of Non-Competition:     [blank]
Other Terms                   (c)


Employee:                     John D. Sommerhalder
Employer:                     Rx-Pro.Com, Inc.
Date of Agreement:            4-17-00
Term:                         3 years
Position:                     Executive Vice President and
                              Chief Financial Officer
Annual Base Salary            $125,000
Scope of Non-Competition:     (d)
Other Terms                   N/A


Employee:                     Richard M. Allen
Employer:                     Park Pharmacy Corporation
Date of Agreement:            1-1-00
Term:                         3 years
Position:                     Chief Infusion Director
Annual Base Salary            (e)
Scope of Non-Competition:     Infusion Therapy
Other Terms                   (f)

Employee:                     Joe Brayton
Employer:                     Rx-Pro.Com, Inc.
Date of Agreement:            4-1-00
Term:                         2 years
Position:                     President
Annual Base Salary            $125,000
Scope of Non-Competition:     (g)
Other Terms                   (h)


(a)  the will of Joe Park
(b)  that in any way does business which affects Park/Dougherty's
(c)  Mr. Moncrief's agreement also entitles him to receive
     100,000 shares of Series A Preferred Stock
(d) Physician practice management and/or pharmacy service systems
(e) $92,300, plus bonus equal to 15% of net profit generated by infusion department payable quantity one half in cash and one half in options
(f) Mr. Allen's agreement also entitles him to receive 100,000 shares of Park Pharmacy Corporation, and provides that if his employment is involuntarily terminated in connection with, or within twelve months after, a change of control (other than for cause), he is to receive a lump sum payment equal to 150% of his base salary for the previous calendar year.
(g) Internet based healthcare software or services or other types of products developed, marketed and/or sold by Rx-Pro.Com or its subsidiaries at the time of the termination of employment.
(h) Mr. Brayton's agreement also entitles him to receive stock options or warrants to acquire 1,000,000 shares of common stock of Park Pharmacy Corporation.